FIRST FINANCIAL HOLDINGS, INC.
34 Broad Street – Charleston, S.C. 29401
843-529-5933 – FAX: 843-529-5883

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Contact:	Dorothy B. Wright
Vice President/Investor Relations
and Corporate Secretary
(843) 529-5931 / (843) 729-7005 dwright@firstfinancialholdings.com

FIRST FINANCIAL HOLDINGS, INC. CEO AND CFO/COO TO PRESENT AT
KEEFE, BRUYETTE & WOODS 10th ANNUAL
 COMMUNITY BANK INVESTOR CONFERENCE

Charleston, South Carolina (July 22, 2009) First Financial Holdings, Inc. (NASDAQ GSM: FFCH) (“First Financial” or “Company”) CEO A. Thomas Hood and CFO/COO R. Wayne Hall will present at the Keefe, Bruyette & Woods 10th Annual Community Bank Investor Conference on Wednesday, July 29, 2009 at 3:30 p.m. E.D.T.  You may access the live webcast via a link on the Company’s website at www.firstfinancialholdings.com.  The presentation will also be available on the Company’s website through October 31, 2009.  This updated presentation will be used throughout the quarter as we meet with current and potential investors.

First Financial is the holding company for First Federal Savings and Loan Association of Charleston, which operates 64 offices located in the Charleston metropolitan area, Horry, Georgetown, Florence and Beaufort counties in South Carolina and Brunswick, New Hanover and Pender Counties in coastal North Carolina offering banking and trust services.  The Company also provides insurance and brokerage services through First Southeast Insurance Services, The Kimbrell Insurance Group and First Southeast Investor Services.  For additional information, please visit our website at www.firstfinancialholdings.com.